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                                                                    Exhibit 4.10

                            SUBSCRIPTION AGREEMENT
                           AND RESIDENCY DECLARATION

              INFORETECH WIRELESS TECHNOLOGY INC. ("inFOREtech")

     Re:  Subscription Agreement for Common Shares

Gentlemen:

     I, Terry Matthews, hereby subscribe for and agree to purchase 222,223 shares of inFOREtech (the "Shares") at a price of US$4.50 per share, to be recorded in my name at the address set out below. A certified cheque or bank draft in the amount of $1,000,003.50 payable to inFOREtech for the Shares is attached.

     This investment is based upon the following terms:

1.  Warranties.  In connection with my subscription, I represent and warrant
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that:

          (a)  I am a natural person over the age of 21 years; or

          (b) I have had an opportunity to ask questions of the principals or representatives of inFOREtech;

          (c) I, individually or together with others on whom I rely, have such knowledge and experience in financial and business affairs that I have the capability of evaluating the merits and risks of my investment as contemplated herein;

          (d) I am financially responsible and able to meet my obligations hereunder and acknowledge that this investment is by its nature speculative; and

          (e) inFOREtech has made all disclosure and documents pertaining to this investment available to me and, where requested, to my attorney, accountant and investment adviser.

2.  Suitability. I represent that:
    -----------

          (a)  I either:

               (i) have such knowledge and experience in financial business matters that I am capable of evaluating the merits and risks of my investment herein and as contemplated hereafter or,
               (ii) together with the purchaser representative, if any, named below, have such knowledge and experience in financial and business
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                    matters that I am capable of evaluating the merits and risks of my investment herein and as contemplated hereafter;

          (b) I relied on my own legal counsel or elected not to rely on my counsel despite inFOREtech's recommendation that I rely on my own legal counsel;

          (c)  I am able to bear the economic risk of such investment;

          (d)  I am a director of inFOREtech; and

          (e) I understand that my investment in inFOREtech is speculative and involves a high degree of risk of loss by me of my entire investment in inFOREtech.

3.  Residency Declaration. I represent and warrant that I am a resident of the
    ---------------------
jurisdiction indicated below insofar as I occupy a dwelling located within the jurisdiction and intend to remain within the jurisdiction for an indefinite period of time.

4.  No Registration. I understand that this offering is not registered but is
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being sold pursuant to an exemption from registration and regulations under the
Securities Act of 1933, as amended, under Sections 3(b), 4(2) and/or 4(6) (as applicable) and pursuant to the analogous State statutes and pursuant to the exemptions from the registration and prospectus requirements contained within sections 35(5) and 72(1)(d) of the Ontario Securities Act. I further acknowledge that inFOREtech is not a reporting issuer in Ontario and accordingly the shares are subject to trading restrictions in Ontario.

5.  Accredited Investor.  I am  an accredited or exempted investor  based on the
    -------------------
qualifications below:

          (a) A person who purchases at least $150,000 worth of common stock, if such purchase price does not exceed 20% of my net worth (including the net worth of my spouse) at the time of purchase ("net worth") meaning the excess of all assets over all liabilities under special provision for valuation of the principal residence of myself;

          (b) Any natural person whose individual net worth* or joint net worth* with that person's spouse, at the time of purchase exceeds $1,000,000;

          (c) Any natural person who had an individual income** not including the income of my spouse (even if they are purchasing Shares as joint tenants or tenants in common), in excess of $200,000 in each of the two most recent years and who reasonably expects an income in excess of $200,000 in the current year;

          (d) Any business development company as defined in section 2(a)(48) of the
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               Investment Company Act of 1940; or any Small Business Investment
               Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Administration Act of 1958;

          (e) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

          (f) Any director, executive officer or general partner of inFOREtech of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer;

          (g) Any entity in which all of the equity owners arc accredited investors under paragraphs (b), (c), (d), (e) or (f) above.

* For this purpose, a person's net worth is the excess of all of the person's assets over all of the person's liabilities. For the purpose of determining a person's net worth, the principal residence owned by an individual shall be valued either at (A) cost, including the cost of improvements, net of current encumbrances upon the property or (B) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property including the cost of subsequent improvements net of current encumbrances upon the property. For the purpose of this provision "institutional lender" means a bank, Savings and Loan association, industrial loan company, credit union or personal properly broker or a company whose principal business is as a lender upon loans secured by real property and which has such loans receivable in the amount of $2,000,000 or more.

** For this purpose, a person's income is the amount of his individual adjusted gross income (as reported on a federal income tax return), increased by the following amounts. (a) any deduction for a portion of long term capital gains (Section 1202 of the Internal Revenue Code (the "Code");
     (b) any deduction for depletion (Section 611 et seq. of the Code); (c) any exclusion for interest on tax exempt municipal obligations (Section 103 of the Code); and (d) any losses of a partnership allocated to the individual limited partner (as reported on Schedule F of Form 1040).


6.  Residents of Ontario
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    As a resident of Ontario, I acknowledge (and undertake) that:

          (a) no prospectus has been filed by inFOREtech with the Ontario Securities Commission (the "Commission") in connection with the issuance of the Securities;

          (b) the issuance of the Securities is to be by way of exemptions from the registration and prospectus requirements under Sections 35(5) and 72(1)(d) of the Securities Act of Ontario (the "Act");
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          (c)  I will be the beneficial owner of the Shares and am purchasing as principal for my own account, not as a nominee or agent, and no other person, corporation, firm or other organization will have a beneficial interest in the Shares;

          (d) the offer of the Shares was not accompanied by an advertisement or other form of promotion;

          (e) I further acknowledge that as a result of the Shares being distributed under exemptions from the registration and prospectus requirements of the Act:

               (i) I am restricted from using most of the civil remedies available under the Act and the Securities Act Rules (the "Rules");

               (ii) I may not receive information that would otherwise be required to be provided to him under the Act and the Rules; and

          (f) inFOREtech is relieved from certain obligations that would otherwise apply under the Act and the Rules;

          (g) the right to resell or transfer the Shares is restricted and in accordance with legislation and policies currently in force in Ontario, may only take place in the following circumstances:

               (i) I have filed with the Commission and obtained receipts for a preliminary prospectus and prospectus in respect of the trade; or

               (ii) I have obtained an order from the Executive Director exempting the resale or transfer from the registration and prospectus requirements of the Act or the Rules; or

               (iii) the trade qualifies under an exemption from the registration and prospectus requirements of the Act or the Rules; or

               (iv) the Shares are listed and posted for trading on a stock exchange recognized for this purpose by the Commission and have been held at least one year from the date of the initial exempt trade or the date inFOREtech became a reporting issuer, whichever is later, or

               (v) the Shares have been held at least eighteen months from the date of the initial exempt trade or the date the issuer became a reporting issuer, whichever is later; and
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               (vi)   I file a report within ten days prepared and executed in
                      accordance with the regulations
               and, provided that no unusal effort is made to prepare the market or to create demand for such securities and no extraordinary commission or consideration is paid in respect of such trade.

8.  Regulatory Determination. No federal, provincial or state agency has made
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any determination as to the fairness of the offering for investment purposes, or any recommendations or endorsement of this investment.


9.  Miscellaneous.
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          (a)  This Agreement shall be governed by a construed in accordance with the laws of Nevada.

          (b) The provisions of this Agreement may not be modified or waived except as agreed between both parties in writing.

          (c) The headings contained in this Agreement are for convenient reference only, and they shall not limit or otherwise affect the interpretation of any term or provision hereof.

          (f) if any one or more of the provisions contained in this subscription should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

     I hereby execute this Subscription Agreement as of the date shown below (the "Effective Date") and hereby deliver to inFOREtech the consideration required hereunder.

Social Security or Tax I.D. No.:_______________________________

Place of Residence:     Kanata Ontario
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Mailing Address:        Terry Matthews
                        Chairman / CEO
                        Corporate Headquarters
                        Telexis Corporation
                        Tower B, Suite 330
                        555 Regget Drive
                        Kanata, Ontario K2K 2X3

Subscription Date:      July   , 2000.
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Consideration Tendered:   US$1,000,003.50
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TERRY MATTHEWS                             /s/ Terry Matthews
_________________________                  ______________________________
Name of Investor                           Signature
(Printed or Typed)


       ACCEPTED AND AGREED TO as of the Effective Date set forth above:




                                             inFOREtech WIRELESS TECHNOLOGY INC.



                                             By:_______________________________
                                                      Authorized Officer